Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of September 25, 2026 (this “Voting and Support Agreement”) is entered into by and among Flower AcquireCo, LLC, a Delaware limited liability company (“Parent”), The Marygold Companies, Inc., a Nevada corporation (the “Company”) and • (the “Stockholder Signatory”). All capitalized terms not otherwise defined in this Voting and Support Agreement shall have the meanings assigned thereto in the Merger Agreement (as defined below).

RECITALS:

A. The Board of Directors of the Company has approved and adopted that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Flower Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and the Company, pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as the Surviving Corporation as a wholly owned subsidiary of Parent (the “Merger”).

B. Pursuant to the Merger Agreement, each Company Stockholder (including the Stockholder Signatory) shall receive, in exchange for each respective share of his, her or its Series A Preferred Stock, Series B Preferred Stock, Company Common Stock (other than, in each case, Rollover Shares and Owned Company Shares) or Company RSA as applicable, being cancelled and extinguished in accordance with the Merger Agreement, the consideration set forth in Section 2.9 and Section 2.10 of the Merger Agreement (as adjusted pursuant to and in accordance with the Merger Agreement).

C. In connection with, and as an inducement to, Parent’s consummation of the transactions contemplated by the Merger Agreement, and to enable Parent to secure more fully the benefits of the transactions contemplated by the Merger Agreement, Parent has required that the Stockholder Signatory enter into this Voting and Support Agreement, and the Stockholder Signatory desires to enter into this Voting and Support Agreement in order to induce Parent to consummate the transactions contemplated by the Merger Agreement.

D. In connection with, and as an inducement to, the Stockholder Signatory signing this Voting and Support Agreement, and to enable the Stockholder Signatory to secure more fully the benefits of the transactions contemplated hereby, the Company has agreed to enter into this Voting and Support Agreement.

1. Stockholder Signatory Covenants.

(a) No Dissenter’s or Appraisal Rights. The Stockholder Signatory hereby knowingly, irrevocably and unconditionally waives any and all rights of appraisal, dissenter’s rights or similar rights that the Stockholder Signatory may have (whether under NRS Chapter 92A or any other applicable Law, Contract, resolution or other action of the Company Board, or otherwise) by virtue of, relating to, or with respect to (i) the Merger Agreement and the Merger and the other Transactions and (ii) any and all of the shares of Series A Preferred Stock, Series B Preferred Stock and/or Common Stock held by the Stockholder Signatory (the “Stockholder Signatory Shares”).

(b) Transaction Support. As a material inducement to Parent to enter into the Merger Agreement and to consummate the Merger and the other Transactions, the Stockholder Signatory hereby knowingly, unconditionally and irrevocably agrees that the Stockholder Signatory will (i) (A) immediately following the execution of the Merger Agreement, sign and deliver to the Company (with a copy to Parent) the Stockholder Signatory’s written consent to the Merger in the form set forth as Exhibit C to the Merger Agreement (the “Written Consent”), (B) to the extent any further approval or consent from the Stockholder Signatory is sought by written consent, promptly sign and deliver such written consent; and (C) not withdraw, rescind or otherwise take any action to in any way impair or make ineffective the Written Consent or any such other written consent after the execution and delivery thereof; (ii) (A) appear at every meeting of the Company Stockholders or otherwise cause all of the Stockholder Signatory Shares to be counted as present thereat for purposes of calculating a quorum and to vote for, approve and support and (B) raise no objection against, and not otherwise hinder, impede or delay, or knowingly take any action that could cause any adverse effect on, the Merger Agreement and the Transactions, whether at any meeting of the Company Stockholders held in connection therewith or otherwise; and (iii) vote against and otherwise not support or otherwise participate in (X) any action or agreement which would reasonably be expected to result in a failure of any of the conditions to the obligations to consummate the Merger and the other Transactions and (Y) any merger or other transaction involving the sale of the Company or any securities or assets thereof, whether such transaction is structured as a sale of stock or assets, a merger, reorganization, recapitalization, refinancing or otherwise, in all cases, other than the Merger and the other Transactions; provided, that, for the avoidance of doubt, nothing in this Voting and Support Agreement shall require the Stockholder Signatories to consent to, and the Written Consent shall not cover, any amendment to the Merger Agreement after the date hereof that is submitted to a vote of the stockholders of the Company (1) that decreases the amount or changes the form of the consideration payable to the Stockholder Signatory or (2) that imposes any material restrictions or additional conditions on the consummation of the Merger or the payment of the applicable consideration to the Stockholder Signatory, in the case of either clause (1) or (2), not contemplated by the Merger Agreement. The Stockholder Signatory hereby knowingly, unconditionally and irrevocably agrees that it shall not (x) transfer, assign, sell, pledge or otherwise dispose of, enter into any derivative arrangement with respect to, or create or permit to be created any Lien on, any or all of the Stockholder Signatory Shares; (y) grant any proxy, power of attorney or other authorization or consent with respect to any of the Stockholder Signatory Shares with respect to any matter that is in contravention of the obligations of the Stockholder Signatory pursuant to this Voting and Support Agreement with respect to the Stockholder Signatory Shares; or (z) take any other action in contravention of the Stockholder Signatory’s obligations hereunder. Any action taken in violation of the foregoing shall be null and void ab initio.

(c) Merger Agreement Obligations. The Stockholder Signatory hereby acknowledges that the Stockholder Signatory has read and understands the terms of the Merger Agreement and hereby acknowledges and agrees to the covenants applicable to the Supporting Stockholders in Sections 5.4, 5.5 and 6.4 of the Merger Agreement. The Stockholder Signatory acknowledges and agrees that the covenants and other obligations of the Stockholder Signatory set forth in this Voting and Support Agreement were a material inducement to Parent to enter into the Merger Agreement and to comply with its obligations thereunder.

2. Representations and Warranties. The Stockholder Signatory hereby represents and warrants to Parent that, as of the date hereof and as of the Closing, the following statements are true and correct:

(a) Organization; Authority; Approval. The Stockholder Signatory has all requisite power and authority to enter into and perform her obligations under this Voting and Support Agreement and any other agreements, certificates or instruments contemplated hereby, and has taken all action necessary in order to execute, deliver and perform her obligations under this Voting and Support Agreement. This Voting and Support Agreement has been duly and validly executed and delivered by the Stockholder Signatory and constitutes a valid and binding agreement of the Stockholder Signatory, enforceable against the Stockholder Signatory in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No further action is required on the part of the Stockholder Signatory to authorize this Voting and Support Agreement and the transactions contemplated hereby.

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(b) No Violation. The execution, delivery and performance of this Voting and Support Agreement does not and the consummation and effectiveness of the transactions contemplated hereby will not, constitute or result in, with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of any lien on any of the assets of the Stockholder Signatory, pursuant to any contract binding upon the Stockholder Signatory.

(c) Ownership of the Shares.

(i) The Stockholder Signatory is the sole legal and record owner of the Shares listed next to the Stockholder Signatory’s name on Schedule 1 attached hereto. The Stockholder Signatory has good and marketable title to all such Shares, free and clear of any Lien, other than any transfer restrictions imposed by applicable federal and state securities Laws. At the Effective Time, such Shares shall be cancelled, converted or otherwise treated in accordance with the terms of the Merger Agreement, as applicable, without any further action on the part of the Stockholder Signatory, except as otherwise expressly provided in the Merger Agreement.

(ii) There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other commitments of any character under which the Stockholder Signatory is or may become obligated to sell, or giving any Person any right to acquire, or in any way dispose of, the Stockholder Signatory Shares or any securities or obligations exercisable or exchangeable for, or convertible into, the Stockholder Signatory Shares, or any “tag-along”, “drag-along” or similar rights with respect to such Shares. Except for this Voting and Support Agreement, the Stockholder Signatory is not a party to any voting trusts, proxies or other stockholder or similar agreements or understandings with respect to the voting, purchase, repurchase or transfer of the Stockholder Signatory Shares. None of the Stockholder Signatory Shares were issued in violation of any contract to which the Stockholder Signatory is or was a party or by which the Stockholder Signatory or her properties or assets is or was subject.

(d) Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Stockholder Signatory’s actual knowledge after due inquiry, threatened, against the Stockholder Signatory that seek to enjoin or would have or reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, the execution, delivery and performance of this Voting and Support Agreement and the consummation and effectiveness of the transactions contemplated hereby.

(e) Brokers. The Stockholder Signatory has not retained any broker or finder or agreed to pay or made any statement or representation to any Person that would entitle such Person to any broker’s, finder’s or similar fees or commissions in connection with the Merger Agreement or this Voting and Support Agreement or the transactions contemplated thereby and hereby.

(f) Related Party Arrangements. Except as set forth on Schedule 2, there are no contracts or service arrangements (other than ordinary course employment arrangements not governed by a written contract) between a Company Group Member, on the one hand, and the Stockholder Signatory (or a family member or Affiliate of the Stockholder Signatory), on the other hand.

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3. Termination of the Company Stockholders’ Agreement. The Stockholder Signatory and the Company acknowledge and agree that, effective as of and contingent upon the occurrence of the Effective Time, the agreements set forth on Schedule 3 (the “Company Stockholders’ Agreements”) shall automatically and without any further action by any Person terminate in accordance with their respective terms and, from and after such termination, neither the Company nor any of its Affiliates shall have any further liability or obligation in respect thereof.

4. Restrictive Covenants.

(a) Confidentiality.

(i) For a period of two (2) years after the Closing Date, the Stockholder Signatory will, and will cause her or its Affiliates to, keep all Confidential Information confidential and will not disclose any Confidential Information to any Person or use any Confidential Information except as permitted by this Voting and Support Agreement or, subject to the following sentence, as required by applicable Law. If the Stockholder Signatory or any of her or its Affiliates are compelled by any such applicable Law to disclose any Confidential Information, then the Stockholder Signatory shall provide Parent and the Company with prompt notice of such requirement, shall use reasonable efforts to cooperate with Parent and the Company in obtaining appropriate protective order(s) for such compelled disclosure. If, failing the entry of a protective order, a Stockholder Signatory or her or its Affiliates are compelled to disclose Confidential Information as set forth in this Section 4(a), and comply with the provisions set forth herein with respect to such compelled disclosure, or if Parent has waived compliance with the provisions of this Section 4(a), then the Stockholder Signatory or the applicable Affiliate of the Stockholder Signatory may disclose such Confidential Information to the extent compelled or waived without liability hereunder; provided that (i) to the extent not prohibited by applicable Law, the Stockholder Signatory (on behalf of itself or its applicable Affiliates) has given Parent a reasonable opportunity under the circumstances to review the text of such disclosure before it is made, (ii) the Stockholder Signatory (on behalf of itself or its applicable Affiliates) uses its commercially reasonable efforts to obtain from the Person to whom disclosure is made, written assurance that confidential treatment shall be accorded to such portion of the Confidential Information that is disclosed and (iii) the Stockholder Signatory (on behalf of itself or its applicable Affiliates) discloses only such Confidential Information as is required to comply with applicable Law. The Stockholder Signatory and her or its Affiliates may disclose Confidential Information to their respective Representatives solely to the extent that they (1) need to know the Confidential Information for (x) financial reporting, (y) Tax purposes, or (z) purposes of investigating losses or pursuing legal proceedings, (2) have been informed of the confidential nature of the Confidential Information and (3) have been instructed by the Stockholder Signatory to hold the Confidential Information in the strictest confidence and to act in accordance with the terms and conditions of this Section 4(a) as if they were a party to this Voting and Support Agreement. The Stockholder Signatory will be responsible for any breach of any of the provisions of this Section 4(a) by such Affiliates or its Representatives that received Confidential Information in accordance with the preceding sentence.

(ii) “Confidential Information” means, without limitation, whether disclosed prior or after the date hereof, all tangible or intangible information respecting or materials (in any medium, and whether or not marked confidential) comprising, describing, embodying or incorporating: (i) computer software and hardware products, databases, data processing or communications networking systems, practices or procedures or other systems or controls (existing, planned or in any stage of development) used, owned, developed or in development (or planned to be developed) by or on behalf of the disclosing Party, samples, equipment, drawings, specifications, customer information, characteristics and identities, trade secrets and other ideas, concepts, know-how, methodologies and information incorporated therein; (ii) technical, business or financial information and know-how, cost, performance or process data, methods of doing business, offering and disclosure documentation relating to the offer and sale of debt or equity securities of the disclosing Party, financial statements, customer lists, marketing or business operational plans, strategies, projections, forecasts or forecast assumptions, trading volumes, trading patterns or practices, indexes, concepts for exchange-traded funds or products, and other items, that in each case, by their nature, are generally considered proprietary and confidential or that the party receiving or being granted access to such information knows (or reasonably should know) to be proprietary or confidential (regardless of whether such information is specifically labelled as such); and (iii) the Parties’ communications, discussions, evaluations or negotiations in connection with the Transactions. “Confidential Information” includes both information owned by the parties to this Voting and Support Agreement, their Affiliates and respective Representatives, and information owned by third parties. “Confidential Information” also includes all information or materials derived from or based on Confidential Information and all complete or partial copies or reproductions (in any form or medium) of Confidential Information.

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(iii) Notwithstanding Section 4(a)(ii), Confidential Information shall not include, with respect to the Stockholder Signatory or her or its Affiliates, information that (i) is or becomes part of the public domain without breach of this Voting and Support Agreement by the Stockholder Signatory or her or its Affiliates (which, for the avoidance of doubt, shall include any information in a public filing made by any Company Group Member), (ii) was rightfully acquired from a third party by the Stockholder Signatory or her or its Affiliates prior to receipt from the disclosing Party, (iii) is subsequently rightfully obtained by the Stockholder Signatory or her or its Affiliates from a third party, not known by the Stockholder Signatory or her or its Affiliates to have an obligation to maintain the confidentiality of such information, (iv) is developed independently by the Stockholder Signatory or her or its Affiliates, without reference to Confidential Information or (v) is generally known by persons in the banking, technology, securities, or financial services industries. In the event of a disputed disclosure, the Stockholder Signatory, on behalf of itself or its Affiliates, shall bear the burden of proof of demonstrating that the information falls under one of the exceptions set forth in the immediately preceding sentence.

(iv) From and after the Closing, Parent shall not, and shall cause each Company Group Member and their respective controlled Affiliates and Representatives not to, disclose, sell, license, transfer or otherwise make available to any third party any Personal Information of the Stockholder Signatory or any of its Affiliates (or any of their respective directors, officers, employees, members, partners or beneficial owners), except (i) as required by applicable Law, (ii) as necessary to perform obligations under this Voting and Support Agreement or any other Transaction Documents, or (iii) with the prior written consent of the applicable individual. For purposes of this Section 4(a)(iv), “Personal Information” means any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, to an identifiable natural person, including name, address, email address, telephone number, Social Security number or other government-issued identification number, financial account information, date of birth, and any other information defined as “personal information,” “personally identifiable information,” “personal data” or similar term under applicable data privacy or data protection Laws.

(b) Non-Solicitation.

(i) From and after the Closing until the one-year anniversary of the Closing Date (the “Restricted Period”), the Stockholder Signatory shall not, and shall cause her or its respective Affiliates to not, without the prior written consent of Parent, directly or indirectly, on the Stockholder Signatory’s behalf or on behalf of a third party, (i) hire, solicit, persuade or induce to leave, or attempt to hire, solicit, persuade or induce to leave, any person who is employed by, or performing services as an independent contractor or otherwise for, Parent or any Company Group Member during the Restricted Period (or who was employed by or performing services for a Company Group Member at any time during the six (6) months preceding the Restricted Period), or (ii) encourage or solicit (or cause to be solicited) any current client or customer of any Company Group Member to terminate or reduce its relationship with such Company Group Member or otherwise interfere in any way with such relationship; provided, however, that nothing in this Section 4(b) will restrict (A) the solicitation (but not hiring) by general advertising or solicitation not specifically targeted at any employee or service provider, client or customer of any Company Group Member, or (B) the solicitation or hiring of any person whose employment or service relationship with Parent or any Company Group Member has been terminated (whether by such person or by Parent or any Company Group Member) for at least six (6) months prior to such solicitation or hiring.

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(ii) In the event that the provisions of this Section 4(b) should ever be deemed to exceed the time or any other limitations permitted by applicable Law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the extent and only to the extent that they are deemed to have the broadest and most comprehensive applicability in all respects permitted by applicable Law. Each covenant and provision in this Section 4(b) is a severable and distinct covenant or provision. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. The Stockholder Signatory specifically acknowledges and agrees that it or he has received adequate consideration in exchange for entering into this covenant, the foregoing restrictions are reasonable and necessary to protect the legitimate interests and goodwill of the Company Group, that Parent would not have entered into this Voting and Support Agreement in the absence of such restrictions, that any violation of such restrictions will result in irreparable injury to Parent, that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach of this Section 4(b) Parent, in addition to any other relief available to it, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. Without limiting the generality of the foregoing, the Restricted Period shall be extended with respect to the Stockholder Signatory for an additional period equal to any period during which the Stockholder Signatory is in breach of its or his obligations under this Section 4(b).

(c) Non-Disparagement. During the Restricted Period, (i) the Stockholder Signatory shall not, and shall cause its Affiliates to not, directly or indirectly, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally or otherwise that may, directly or indirectly, disparage or be damaging to Parent, Pre-Closing Board Member or any Company Group Member, and (ii) Parent shall not, and the Company shall not, and the Company shall cause each Company Group Member to not, directly or indirectly, make public statements or representations, or otherwise communicate, directly or indirectly, in writing, orally or otherwise that may, directly or indirectly, disparage or be damaging to any Supporting Stockholder or any Pre-Closing Board Member, except in each case (w) making any statement or disclosure required by applicable Law, the rules of any securities exchange or any governmental authority of competent jurisdiction, (x) responding truthfully to any subpoena, civil investigative demand or similar legal process or to any inquiry by a governmental authority, (y) making truthful statements in connection with the commencement, prosecution or defense of any claim, action, suit or proceeding (including any dispute between or among the parties or their respective Affiliates) or in the enforcement of such Party’s rights under this Voting and Support Agreement or any other Transaction Document, or (z) making truthful statements in connection with any internal communications among such party’s Affiliates, directors, officers, employees, attorneys, accountants or other professional advisors who have a reasonable need to know such information. The Pre-Closing Board Members are intended third-party beneficiaries of this Section 4(c) and shall be entitled to enforce this Section 4(c) in accordance with its terms.

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(d) Acknowledgments. As a result of the Merger, the Stockholder Signatory shall receive significant consideration in connection with the Merger, in exchange for the Stockholder Signatory’s ownership interest and goodwill in the Company. The Stockholder Signatory acknowledges that the Stockholder Signatory’s full compliance with the terms of this Voting and Support Agreement (including, without limitation, the restrictive covenants set forth herein) is necessary to preserve and transfer such ownership interest and goodwill (and the parties hereto intend that the restrictive covenants set forth herein fully qualify for the exception set forth in Section 16601 of the California Business and Professions Code). The Stockholder Signatory further acknowledges that (i) the value of the Company’s trade secrets and other Confidential Information arises in part from the fact that such information is not generally known in the marketplace, (ii) the Company’s trade secrets and other Confidential Information will have continuing vitality throughout and beyond the restricted period in respect of confidentiality obligations, (iii) the Stockholder Signatory has and will have such sufficient knowledge of the Company’s trade secrets and other Confidential Information that, if the Stockholder Signatory were to disclose such information, the Stockholder Signatory would cause irreparable harm to the Company and Parent for which money damages would be an insufficient remedy, (iv) the covenants and other obligations set forth in this Section 4 are additional consideration for the covenants and other obligations of Parent pursuant to the Merger Agreement and were a material inducement to Parent to enter into the Merger Agreement and to perform its obligations thereunder and neither Parent nor its Affiliates would obtain the benefit of the bargain set forth in the Merger Agreement as specifically negotiated by the parties thereto if the Stockholder Signatory breached the provisions set forth in this Section 4, (v) the restrictions contained in this Section 4 are reasonable in all respects (including, with respect to subject matter, scope and time period) and are necessary to protect Parent’s interest in, and the value of, the Company (including the goodwill inherent therein) and the Stockholder Signatory’s agreements set forth in this Section 4 are an integral part of the creation of such value, and (vi) the Stockholder Signatory is receiving, directly or indirectly, substantial consideration, as applicable, in connection with the transactions contemplated by the Merger Agreement.

5. Release.

(a) In consideration of the execution, delivery and performance by Parent of this Voting and Support Agreement and the other Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Closing, the Stockholder Signatory, on the Stockholder Signatory’s own behalf and on behalf of the Stockholder Signatory’s respective successors, predecessors and assigns (each, a “Releasor”) hereby releases and forever discharges Parent, the Company, the Pre-Closing Board Members and each of their respective subsidiaries, Affiliates (that currently exist or may exist in the future), successors, assigns and predecessors and their respective present and former owners, members, directors, officers, employees, agents, attorneys, representatives, successors, beneficiaries and heirs (individually, a “Releasee,” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, Orders, losses and liabilities whatsoever and all consequences thereof (collectively, “Released Claims”), whether known or unknown, suspected or unsuspected, both at law and in equity, which the Stockholder Signatory or any Releasor now has, has ever had or may hereafter have against any Releasee arising prior to the Closing or on account of or arising out of any matter, cause or event occurring prior to the Closing. For the avoidance of doubt, Released Claims do not include, and nothing contained herein will operate to release, any of the following (each, an “Excluded Claim”): (i) any claim of any Releasor arising out of, in connection with, or relating to, this Voting and Support Agreement or any Transaction Document (including any claim of the Releasor under Section 6.8 of the Merger Agreement); (ii) the right of any Releasor to unpaid compensation, benefits, expense reimbursement, accrued but unpaid bonuses, deferred compensation, accrued vacation or paid time off, or other amounts accrued or owed to the Stockholder Signatory by any Company Group Member in the Ordinary Course with respect to such Releasor’s service as a director, officer, employee or agent of such Company Group Member at any time prior to or during the Closing; (iii) fraud by such Releasee, (iv) any other rights to indemnification, contribution, advancement of expenses, or coverage under any directors’ and officers’ liability insurance policy or tail policy, the Company’s articles of incorporation or bylaws, or any indemnification agreement, in each case as in effect prior to the Closing; or (v) any rights of any Releasor that, under applicable Law, cannot be waived; provided, that Excluded Claims shall not include any claim brought on behalf of a class or putative class (a “Class Action”). The Stockholder Signatory agrees that this Section 5 shall act as a release of all Released Claims against the Releasees, whether such Released Claims are currently known or unknown, foreseen or unforeseen, contingent or absolute, asserted or unasserted, and the Stockholder Signatory intentionally and specifically waives any statute or rule (including, to the extent applicable, Section 1542 of the California Civil Code and any similar Law of any other jurisdiction) which may prohibit the release of future rights or a release with respect to unknown claims. The Releasees are intended third-party beneficiaries of this Section 5, and this Section 5 may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Releasees hereunder. If any provision of this Section 5 is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Section 5 will remain in full force and effect. Any provision of this Section 5 held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

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(b) The Stockholder Signatory irrevocably covenants, on behalf of itself and each of its related Releasors, that, from and after the date hereof, (i) it will not (and the Stockholder Signatory shall cause its related Releasors to not), directly or indirectly, sue, commence any proceeding against, or make any demand upon any Releasee in respect of any of the Released Claims and (ii) to the extent permitted under applicable Law, (A) timely and affirmatively opt out, and request exclusion from, any Class Action in respect of a Released Claim, and (B) not seek, accept or retain any recovery obtained from a Class Action in respect of a Released Claim and, if received, promptly pay such recovery to Parent; provided, however, that for the avoidance of doubt, this Section 5 shall not prohibit the right to sue, commence any proceeding against or make any demand upon a Releasee if such action is based upon an Excluded Claim.

(c) Other than with respect to the Excluded Claims, the release provided for in Section 5 may be pleaded by any of the Releasees as a full and complete defense and may be used as the basis for an injunction against any action at law or equity instituted or maintained against any of them in violation of this Section 5. If any Released Claim is brought or maintained by any Releasor against any Releasee in violation of such release, the Stockholder Signatory will be responsible for all costs and expenses, including reasonable attorneys’ fees, incurred by the Releasee in defending same.

(d) The Stockholder Signatory hereby (i) represents, warrants and agrees that the Stockholder Signatory and such Releasor has not heretofore assigned, subrogated or transferred, or purported to assign, subrogate or transfer to any Person any Released Claim hereinabove released and (ii) agrees to indemnify, defend and hold harmless each Releasee from any such assignment, subrogation or transfer of Released Claims.

(e) The Stockholder Signatory on behalf of itself and each of its related Releasors, hereby represents and warrants that, in providing the release contemplated in this Section 5, the Stockholder Signatory and each Releasor does so with full knowledge of any and all rights that the Stockholder Signatory and each such Releasor may have with respect to the matters set forth in this Section 5 and the Released Claims released hereby, that the Stockholder Signatory and each Releasor has had the opportunity to seek, and has been advised to seek, independent legal advice with respect to the matters set forth herein and the Released Claims released hereby and with respect to the rights and asserted rights arising out of such matters, and that the Stockholder Signatory and each Releasor is providing such release of his, her or its own free will.

6. General Provisions.

(a) Further Assurances. Without additional consideration, the Stockholder Signatory shall sign and deliver, or cause to be signed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions as Parent may reasonably request and as may be customary of transactions of this nature, in each case, for the purpose of carrying out and furthering the intent of this Voting and Support Agreement.

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(b) Miscellaneous.

(i) This Voting and Support Agreement may be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Voting and Support Agreement signed by each of Parent, the Company, and the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Voting and Support Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party of a breach of any provision of this Voting and Support Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure or delay by any party in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(ii) No assignment of this Voting and Support Agreement or of any rights, interests or obligations hereunder may be made by the Stockholder Signatory, directly or indirectly (by operation of Law or otherwise), without the prior written consent of Parent, except that Parent will have the right to assign all or any portion of its respective rights and obligations pursuant to this Voting and Support Agreement (a) to any of its respective Affiliates; or (b) to any debt financing source of Parent for purposes of creating a security interest herein or otherwise assigning as collateral in respect of such debt financing, it being understood that, in each case, such assignment will not relieve Parent of any of its obligations hereunder.

(iii) This Voting and Support Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Voting and Support Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Voting and Support Agreement except that each of the Releasees is an express third party beneficiary of Section 4(c) and Section 5.

(iv) In the event that any provision of this Voting and Support Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Voting and Support Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Voting and Support Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(v) All notices and other communications to be given or delivered under or by reason of this Voting and Support Agreement shall be delivered in accordance with Section 9.2 of the Merger Agreement; provided, that any such notice or other communication to a Stockholder Signatory shall be delivered to the address for the Stockholder Signatory as reflected on the books and records of the Company.

(vi) This Voting and Support Agreement may be executed in two or more counterparts, each of which will be deemed an original copy of this Voting and Support Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Voting and Support Agreement, and any amendments hereto or thereto, to the extent signed and delivered by email in “portable document format” (“.pdf”), or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof or thereof and deliver them to all other parties.

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(c) Specific Performance.

(i) The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that such parties do not timely perform the provisions of this Voting and Support Agreement (including any such party failing to take such actions as are required of it hereunder in order to consummate this Voting and Support Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (A) such parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Voting and Support Agreement and to enforce specifically the terms and provisions hereof and (B) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Voting and Support Agreement.

(ii) Subject to Section 6(c)(i), the parties hereto agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Voting and Support Agreement by any party and (B) the specific performance of the terms and provisions of this Voting and Support Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of any such party pursuant to this Voting and Support Agreement. Any party hereto seeking an injunction or injunctions to prevent breaches of this Voting and Support Agreement and to enforce specifically the terms and provisions of this Voting and Support Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each such party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(d) Governing Law. This Voting and Support Agreement, the documents, instruments and certificates contemplated or delivered hereunder, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Voting and Support Agreement or the documents, instruments and certificates contemplated or delivered hereunder, or the negotiation, execution or performance of this Voting and Support Agreement, the documents, instruments and certificates contemplated or delivered hereunder, or the Transactions, shall be governed by the internal Laws of the State of Nevada applicable to agreements made and to be performed entirely within such state, without giving effect to its principles or rules of conflict of Laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the Laws of another jurisdiction.

(e) Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(i) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating to this Voting and Support Agreement or the Transactions, including the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 of the Merger Agreement or in such other manner as may be permitted by applicable Law, and nothing in this Section 6(e) will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada (including any business court (as defined in NRS 13.050(4)) thereof) and any state appellate court therefrom within the State of Nevada (or, if such court declines to accept jurisdiction over a particular matter, any federal court within the State of Nevada) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Voting and Support Agreement or the Transactions; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Voting and Support Agreement or the Transactions will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Voting and Support Agreement or the Transactions in any court other than the Chosen Courts. Each of Parent, the Stockholder Signatory and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

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(ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS VOTING AND SUPPORT AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS VOTING AND SUPPORT AGREEMENT, OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AND SUPPORT AGREEMENT, THE TRANSACTIONS OR THE EQUITY COMMITMENT LETTERS. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS VOTING AND SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(E).

(f) Termination. If the Merger Agreement is terminated in accordance with its terms, then this Voting and Support Agreement shall automatically terminate; provided, that the termination of this Voting and Support Agreement shall not relieve any party hereto of any liability with respect to a breach of this Voting and Support Agreement occurring prior to such termination.

(g) Fiduciary Duties. Notwithstanding anything to the contrary herein, solely in respect of Sections 1(a), 1(b) and 1(c) of this Voting and Support Agreement, (x) the Stockholder Signatory makes no agreement or understanding herein in any capacity other than in such applicable Stockholder Signatory’s capacity as a record holder and beneficial owner of the applicable Stockholder Signatory Shares, and not in the Stockholder Signatory’s capacity as a director, officer or employee of the Company or any subsidiary of the Company or in the Stockholder Signatory’s capacity as a trustee or fiduciary of any Employee Benefit Plan, as applicable, (y) nothing herein will be construed to limit or affect any action or inaction by the Stockholder Signatory or any representative of the Stockholder Signatory serving as a member of the board of directors of or as an officer, employee or fiduciary of the Company or any subsidiary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or such subsidiary of the Company, (z) nothing in this Voting and Support Agreement shall require the Company or any member of the Company Board to take any action, or refrain from taking any action, that the Company Board determines in good faith, after consultation with outside legal counsel, would be inconsistent with the fiduciary duties of the Company Board under applicable Law. No exercise by the Company Board or a Stockholder Signatory of its fiduciary duties (as determined by a court of competent jurisdiction in accordance with Section 6(d)) shall constitute a breach of Sections 1(a), 1(b) and 1(c) of this Voting and Support Agreement by the Company.

[Signature Pages Follow]

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Each party hereto has caused this Voting and Support Agreement to be executed as of the date first above written.

PARENT:

FLOWER ACQUIRECO, LLC

By:
Name:
Title:

Signature Page to Voting and Support Agreement

THE COMPANY:

THE MARYGOLD COMPANIES, INC.

By:
Name:
Title:

Signature Page to Voting and Support Agreement

STOCKHOLDER SIGNATORY:

Name: •

Signature Page to Voting and Support Agreement